ISSUE
01
MAY
2010

QUARTERLY
JOURNAL OF
ELECTROMAGNETIC INSPECTION
TECHNOLOGY

The Profile pulse



this issue

In early April, Profile successfully completed the first phase of an ongoing project for the Gas Technology Institute (GTI) in Chicago. GTI, a leading research and development organization for the natural gas industry, researching new and emerging gas pipelines.

PROFILE PROVIDES REAL-TIME WAX FILL MONITORING FOR INDUSTRY GROUP

Profile's EMW-C™ performed flawlessly to provide real-time monitoring of the wax fill during the first phase of the project. At the GTI facility in Chicago, an 80 foot long 8" diameter casing protecting a 4" diameter steel pipeline was filled with protective wax. With Profile EMW-C permanent connectors installed on the pipeline, Profile crews were able to monitor the interior condition of the casing prior to, during, and after the fill, in real-time.

Profile's software provided a graphical view to watch for any potential problems while a digital readout registered the percent of volume filled until completion.

The project will continue with another phase where GTI will add water, voids, and corrosion to the wax filled casing to represent real world anomalies.

Profile will also take part in this phase to show how the EMW-C can 'see' inside the casing and identify these problems before they grow to become corrosion and affect the integrity of the pipeline.



What is cased pipe and why is wax used?

As you drive in your car, have you ever noticed signs that indicate that you are traveling over a gas or petroleum pipeline?

Have you ever wondered how these pipelines are protected from the compacting pressures exerted on them, or how road replacement and repair is accomplished without endangering the pipe?

The answer to this question is fairly simple; pipes that run under roads, railroads, buildings and rivers are not just pipes, they are usually pipes within a pipe.

The outer pipe that surrounds and protects a pipeline is called a casing. Casings protect pipelines, but they also protect the people and equipment that travel over pipeline systems as well as the environment. However, water can leak into the casing where corrosion

... *Continued on page 3*

profile TECHNOLOGIES

What's in YOUR Casing?

Recent natural gas Guidelines published by the US Pipeline Hazardous Materials Safety Administration (PHMSA) provide suggestions for the preparation, filling, and monitoring of wax fill inside pipeline casings.

Profile Technologies provides a single long term solution for meeting the requirements of these guide-lines using a new patent pending adaptation of the EMW-C™.

Using this method pipe-line operators can :

- Identify water or other problems in the casing before filling.
- Monitor the fill process in real-time and identify voids or other potential problems.
- Report the fill volume during and after the fill.
- Monitor for problems and report fill volume for the life of the casing.

About Our Industry:

Cased pipeline inspection in the United States is regulated by the US Department of Transportation's Pipeline Safety and Hazardous Materials Administration (PHMSA) for *interstate* pipelines and individual state regulators for *intrastate* pipelines.

There are an estimated 10,000 natural gas and oil pipeline casings in the US that require initial inspections to be completed by December 2012. Each of these casings must be re-inspected a minimum of every 7 years for the life of the pipeline.



EMW-C™
Long Range Electromagnetic
Inspection for Cased and
Insulated Pipelines

Travel Training & More Travel

Profile conducted training for EMW-C™ licensees at the Albuquerque Training Center in January.

Thus far, 2010 has proven to be a very busy year for Profile Technologies' staff. Along with servicing our existing customers, we have also completed Profile's first certification training of licensee staff at the Technology Center in Albuquerque, NM.

In addition, multiple sales trips to Texas, Alaska, Chicago and Southern California have kept everyone very busy. These meetings have produced a significant amount of follow-up work for both Rob Geib (COO) and Scott Meaker (Marketing/Contracts). Potential and current customers and licensees are enjoying the website, technical papers and presentations on the technology. However, they've also requested additional printed sales materials that quickly and simply convey the capabilities and advantages we offer. In response, Rob and Scott have worked hard to produce a new line of printed materials that are designed to be distributed to anyone interested in the technology. The graphics are clean and easy to understand and the write-ups are short, simple and straight-forward.

Four new pass-along cards are now available, along with a new Profile folder to hold these and other materials (see to the right).



In the future, look for additional cards that describe the many applications of EMW-I™ "the internal tool."

The next few months are also projected to be very busy for sales and service with trips planned to Alaska, California, West Virginia and possibly Mexico. In addition, Ron Focia (Senior Research Scientist) will be traveling to Washington State to do additional work on the EMW-I™ exchanger tube application. Though fast paced and challenging, everyone at Profile is committed to keeping up the hard work of getting the technology "out there" where it can benefit industry, human safety and the environment.

Catching the Criminal Before the Crime

Wet Insulation Inspection



Profile Technologies provides electromagnetic wave technology demonstrations at the Technology Center in Albuquerque, New Mexico. One such recent demonstration was performed for a physicist representing numerous potential customers in Alberta, Canada. The demonstration was well received and Profile looks forward to opportunities to deploy the technology in this part of the world.

Background

Insulated, jacketed piping is a system composed of carrier pipe, insulating material and metal jacketing.

It is designed to protect the carrier pipe from heat loss and external damage. When jacketing systems fail or are poorly installed, water penetrates the insulation, creating an environment where external pipe corrosion can develop. Corrosion under insulation has historically been difficult to predict and locate without performing costly jacketing and insulation removal.

Companies focused on protecting their employees, the environment, and profitability, work to locate jacketing and insulation system failures **before** corrosion develops. Compromised jacketing and insulation systems are also much less expensive to repair than corroded pipe.

Profile Technologies' EMW-C™ technology is ideal for identifying pre-corrosion and corrosion conditions in jacketed, insulated piping systems. **Finding corrosion before it occurs:**

1. Electromagnetic waves are launched through small access holes in the jacketing and travel through the insulation and annular space.

2. The electromagnetic waves travel as easily through bends as they do along straight lengths of the pipe system.

3. Reflections from anomalous conditions such as wet insulation, corrosion, jacket-to-pipe shorts and insulation gaps show up as specific reflected curves in the processed data.

4. Anomalies are identified and graded for severity.

5. Depending upon the pipe system and configuration, Profile can normally inspect 400 linear feet of insulated pipe in 30 minutes.

Profile Technologies' EMW-C™ technology provides companies with a key tool in affordably maintaining the perpetual viability of their facilities. Profile's wet insulation inspection service is just one example of how our green technologies help industry be more proactive in protecting people and the environment.

What is cased pipe and why is waxed used?

Continued from page 1

... can destroy the pipe's integrity.

Cased pipe poses a significant challenge to those charged with monitoring the condition of the pipe within.

There are a number of technologies that can analyze the integrity of pipelines without digging them up, but these methods don't work when a pipe is within a protective casing. These are blind spots where pipeline companies struggle to find ways to assess the pipe's integrity.

While excavated for inspection, or when the cased pipe is first installed, many pipeline operators choose to fill the space between the pipe and casing with special wax that protects the pipe from corrosion. If the wax is installed correctly and stays intact, the pipe should be perpetually protected from exterior corrosion.

Profile Technologies is the only company that can inspect cased pipe, and also monitor the condition of wax fill before, during, and long after filling.



The foregoing newsletter contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and the regulations thereunder. Company statements that are not historical facts, including statements about the Company's expectations, beliefs and plans are examples of such forward-looking statements and involve various risks and uncertainties including equipment, technology, contract and other risks. For a more complete discussion of the risks that could affect the Company's business and finances and cause actual results to differ materially from management's expectations, plans, etc., please reference the Company's SEC filings.

Events We Will Be Attending ...

- **DOT Workshop on Guidelines for Integrity Assessment of Cased Pipe**

  April 28, 21010 / Baltimore, MD

- **American Gas Association 2010 Operations Conference**

  Profile Technologies as Guest Panelist

  May 11-14, 2010 / New Orleans, LA

- **EPRI Balance-of-Plant Heat Exchanger Nondestructive Evaluation**

  Profile Technologies EMW-I™ Internal Inspection Paper will be presented

  August 9-11, 2010 / Stevenson, WA

- **National Association of Corrosion Engineers Corrosion Technology Week**

  September 19-23, 2010 / Orlando, FL

profile TECHNOLOGIES

2 Park Ave, Suite 201
Manhasset, NY 11030
888.501.7117 ph
www.profiletech.net